Exhibit 99

Contacts:

Investor Relations: David Banks, (303) 967-8057, david.banks@firstdata.com

Media Relations: Staci Busby, (303) 967-7188, staci.busby@firstdata.com

FIRST DATA REPORTS STRONG THIRD QUARTER RESULTS

Results Powered by Western Union and Merchant Point-of-Sale Activity

DENVER, Oct. 14, 2004 - First Data Corp. (NYSE: FDC) delivered another strong quarter, with earnings per share (EPS) from continuing operations of $0.54.  Comparable third quarter 2003 EPS from continuing operations were $0.48.  Revenue grew 21% to $2.5 billion.  Net cash provided by operating activities for the quarter was $750 million.

“The point-of-sale activity for Western Union money transfers and merchant transactions continues to be the major contributor to our strong operating performance,” said Charlie Fote, chairman and chief executive officer.  “We continue to be pleased with the addition of Concord to the First Data family.  Its performance is helping drive First Data results.  Additionally, we will achieve our $30 million in synergy savings related to the Concord integration for this year.”

Third quarter 2004 results included $0.03 of charges, which were comprised of integration expenses and other charges that impacted EPS by $0.02 and $0.01, respectively.

Significant company news in the quarter included Washington Mutual, Inc.’s extension of its relationship with the STAR® Network and the announcement of Bank of America’s intent to extend and expand its relationship across all segments of First Data.

The Western Union money transfer business had another outstanding quarter posting revenue growth of 13% to $861 million, with profits up 16% to $296 million.

A significant milestone in the quarter was the opening of the 200,000th money transfer location.  This far-reaching global network supported strong consumer demand, which yielded consumer-to-consumer transaction growth of 18%, led by international growth of 23% and Mexico growth of 14%.

Overall, the Payment Services segment delivered in-line results growing revenue 10% to $1.0 billion and delivered operating profit of $332 million.  The official check portfolio yield and segment profit were $33 million less this quarter than a year ago as a result of the changing interest rate environment.  Operating margin remained strong at 33%, led by Western Union.

Merchant Services’ results were driven by 65% transaction growth.  Revenue was $983 million, up 47%, and operating profit of $248 million grew 37%.  Segment margin remained healthy at 25%.

Card Issuing Services’ revenue and operating profit were $620 million and $154 million, respectively.  The Card team’s focus on smooth conversions has brought the total new accounts converted for the year to 51 million.  The total pipeline stands at approximately 50 million accounts, of which more than 40 million are scheduled to be converted by the end of the first quarter 2005.

During the quarter, the company repurchased 28.4 million shares of stock for $1.2 billion at an average price of $42.34 per share.  Yesterday, the board approved an additional $1.5 billion in new authorization, bringing the company’s current authorization for stock repurchases to nearly $2 billion.

Conference Call and Webcast

First Data will hold a conference call today at 8:00 a.m. EDT to discuss the company’s third quarter and year-to-date results.  Charlie Fote, chairman and chief executive officer; Kim Patmore, executive vice president and chief financial officer; and David Banks, senior vice president of Investor Relations will host the call.  The call will be open to the public.  The conference call can be accessed by calling 888-831-9087 in the U.S. or 312-470-7052 internationally and passcode: FDC.  This call also will be broadcast on the company’s Web site at www.firstdata.com.  Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

A replay of the conference call and the webcast will be available one hour after the call concludes through 5:00 p.m. EDT Oct. 21, 2004.  The replay of the call is available at 866-418-8377 in the U.S. or 203-369-0749 internationally (no passcode required), and a replay of the webcast is available at www.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of

First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

#   #   #   #   #

About First Data:

First Data Corp. (NYSE: FDC), with global headquarters in Denver, helps power the global economy. As a leader in electronic commerce and payment services, First Data serves approximately 3.5 million merchant locations, 1,400 card issuers and millions of consumers, making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. With more than 30,000 employees worldwide, the company provides credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfer services; money orders; and check guarantee and verification services. The STAR® Network offers PIN-secured debit acceptance at one million point-of-sale locations and 260,000 ATMs nationwide. First Data also offers a variety of payment services to businesses around the world including those in the United Kingdom, Australia, Canada, Japan, Mexico, Spain, Panama, Brazil, China, the Netherlands, the Middle East and Germany.  Its Western Union and Orlandi Valuta money transfer networks include approximately 202,000 agent locations in more than 195 countries and territories. Visit www.firstdata.com for more information.

Notice to Investors, Prospective Investors and the Investment Community

Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings projections, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.  Important factors upon which the Company’s forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the integration of Concord EFS, Inc. according to the Company’s integration plans, including its plans to integrate IT systems, eliminate duplicative overhead and costs, and retain customers and critical employees;  (b) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (c) successful conversions under service contracts with major clients; (d) renewal of material contracts in the Company’s business units consistent with past experience; (e) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (f) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (g) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (h) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (i) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (j) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (k) anticipation of and response to technological changes, particularly with respect to e-commerce; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid increases in agent fees related to Payment Services’ products and increases in interest on the Company’s borrowings; (o) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (p) continued political stability in countries in which Western Union has material operations; (q) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (r) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (s) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FIRST DATA CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,
	2004	2003	Change

Total revenues	$2,535.9	$2,103.1	21%

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$606.5	$445.0	36%

Net income
Continuing operations	$458.9	$355.6	29%
Discontinued operations (a)	1.7	5.3	-68%
	$460.6	$360.9	28%

Earnings per common share - diluted
Continuing operations	$0.54	$0.48	13%
Discontinued operations	0.00	0.01
	$0.54	$0.49	10%

Weighted average shares outstanding - diluted	857.7	743.2	15%

Net income margins
Continuing operations	18.1%	16.9%	1.2	pts
Discontinued operations	0.1%	0.3%
	18.2%	17.2%	1.0	pts

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited)

(in millions, except per share amounts)

	Nine Months Ended September 30,
	2004	2003	Change

Total revenues	$7,323.4	$6,156.5	19%

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,880.2	$1,307.9	44%

Net income
Continuing operations	$1,402.7	$996.5	41%
Discontinued operations (a)	7.4	10.8	-31%
	$1,410.1	$1,007.3	40%

Earnings per common share - diluted
Continuing operations	$1.66	$1.32	26%
Discontinued operations	0.01	0.01
	$1.67	$1.33	26%

Weighted average shares outstanding - diluted	844.8	756.6	12%

Net income margins
Continuing operations	19.2%	16.2%	3.0	pts
Discontinued operations	0.1%	0.2%
	19.3%	16.4%	2.9	pts

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,
	2004	2003	Change
Revenues:
Transaction and processing service fees:
Payment Services	$950.1	$823.2	15%
Merchant Services	717.1	514.8	39%
Check verification and guarantee services	103.6	96.3	8%
Card Issuing Services	440.3	331.2	33%
All other	28.9	35.0	-17%
Investment income, net	8.9	37.7	-76%
Professional services	21.8	23.6	-8%
Software licensing and maintenance	13.5	14.0	-4%
Product sales and other	106.2	83.1	28%
Reimbursable postage and other	145.5	144.2	1%
	2,535.9	2,103.1	21%

Expenses:
Cost of services	1,299.9	1,073.7	21%
Cost of products sold	54.2	53.2	2%
Selling, general and administrative	384.1	328.4	17%
Reimbursable postage and other	145.5	144.2	1%
Other operating expenses:
Restructuring, net	14.1	28.9	NM
Impairments	0.5	0.8	NM
Litigation and regulatory settlements	17.0	5.0	NM
	1,915.3	1,634.2	17%

Operating profit	620.6	468.9	32%

Other income (expense):
Interest income	8.1	2.1	286%
Interest expense	(34.0)	(27.7)	23%
Investment gains and (losses)	11.8	(5.1)	NM
Divestitures, net	—	6.8	NM
	(14.1)	(23.9)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	606.5	445.0	36%

Income taxes (i)	168.8	96.3	75%

Minority interest	(25.0)	(29.0)	-14%
Equity earnings in affiliates	46.2	35.9	29%

Income from continuing operations	458.9	355.6	29%

Income from discontinued operations, net of taxes of $11.7 and $5.1, respectively (a)	1.7	5.3	-68%

Net income	$460.6	$360.9	28%

Earnings per share from continuing operations:
Basic	$0.54	$0.49	10%
Diluted	$0.54	$0.48	13%

Earnings per share:
Basic	$0.55	$0.49	12%
Diluted	$0.54	$0.49	10%

Weighted-average shares outstanding:
Basic	844.6	731.9	15%
Diluted	857.7	743.2	15%

Shares outstanding at end of period	829.8	728.8	14%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Nine Months Ended September 30,
	2004	2003	Change
Revenues:
Transaction and processing service fees:
Payment Services	$2,708.1	$2,355.1	15%
Merchant Services	2,026.4	1,468.2	38%
Check verification and guarantee services	304.2	290.3	5%
Card Issuing Services	1,248.3	1,015.3	23%
All other	97.5	107.9	-10%
Investment income, net	105.8	105.8	0%
Professional services	70.4	74.6	-6%
Software licensing and maintenance	45.5	37.4	22%
Product sales and other	278.4	247.0	13%
Reimbursable postage and other	438.8	454.9	-4%
	7,323.4	6,156.5	19%

Expenses:
Cost of services	3,767.7	3,126.8	20%
Cost of products sold	158.7	152.6	4%
Selling, general and administrative	1,160.2	1,009.2	15%
Reimbursable postage and other	438.8	454.9	-4%
Other operating expenses:
Restructuring, net	50.9	28.9	NM
Impairments	7.4	0.8	NM
Litigation and regulatory settlements	32.4	5.0	NM
Other	25.0	—	NM
	5,641.1	4,778.2	18%

Operating profit	1,682.3	1,378.3	22%

Other income (expense):
Interest income	19.3	4.8	302%
Interest expense	(96.1)	(76.7)	25%
Investment gains and (losses)	9.6	(5.3)	NM
Divestitures, net	265.1	6.8	NM
	197.9	(70.4)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	1,880.2	1,307.9	44%

Income taxes (i)	514.3	333.2	54%

Minority interest	(81.7)	(81.9)	0%
Equity earnings in affiliates	118.5	103.7	14%

Income from continuing operations	1,402.7	996.5	41%

Income from discontinued operations, net of taxes of $21.3 and $10.9, respectively (a)	7.4	10.8	-31%

Net income	$1,410.1	$1,007.3	40%

Earnings per share from continuing operations:
Basic	$1.69	$1.34	26%
Diluted	$1.66	$1.32	26%

Earnings per share:
Basic	$1.70	$1.36	25%
Diluted	$1.67	$1.33	26%

Weighted-average shares outstanding:
Basic	830.5	743.3	12%
Diluted	844.8	756.6	12%

Shares outstanding at end of period	829.8	728.8	14%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended September 30,
	2004	2003	Change
Revenues:
Payment Services	$1,016.2	$921.8	10%
Merchant Services	982.5	667.6	47%
Card Issuing Services	619.6	503.4	23%
Subtotal segment revenues	2,618.3	2,092.8	25%
All Other and Corporate	65.2	70.4	-7%
	2,683.5	2,163.2	24%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(54.2)	(44.0)	23%
Interest income	(8.1)	(2.1)	286%
Divested business (d)	—	71.0	NM
Eliminations (e)	(85.3)	(85.0)	0%
Consolidated revenue	$2,535.9	$2,103.1	21%

Operating profit: (f)
Payment Services	$332.3	$321.2	3%
Merchant Services	247.7	180.9	37%
Card Issuing Services	154.2	74.8	106%
Subtotal segment operating profit	734.2	576.9	27%
All Other and Corporate	(8.5)	(22.2)	62%
	725.7	554.7	31%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates (c)	(46.2)	(35.9)	29%
Divested business (d)	—	11.4	NM
Minority interest from segment operations (g)	33.1	31.0	7%
Eliminations (e)	(52.3)	(55.5)	-6%
Interest expense	(34.0)	(27.7)	23%
Items excluded from segment operations (h)	(19.8)	(33.0)	NM
Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$606.5	$445.0	36%

Depreciation & Amortization:
Payment Services	$26.6	$27.0	-1%
Merchant Services	91.4	53.5	71%
Card Issuing Services	65.0	49.3	32%
All Other and Corporate	6.3	6.9	-9%
Divested business	—	4.4	NM
Consolidated depreciation & amortization	$189.3	$141.1	34%

(See accompanying notes)

FIRST DATA CORPORATION
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Nine Months Ended September 30,
	2004	2003	Change

Revenues:
Payment Services	$2,984.8	$2,644.6	13%
Merchant Services	2,723.2	1,928.9	41%
Card Issuing Services	1,775.2	1,557.9	14%
Subtotal segment revenues	7,483.2	6,131.4	22%
All Other and Corporate	193.0	208.1	-7%
	7,676.2	6,339.5	21%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(143.5)	(126.6)	13%
Interest income	(19.3)	(4.8)	302%
Divested business (d)	58.1	201.4	NM
Eliminations (e)	(248.1)	(253.0)	-2%
Consolidated revenue	$7,323.4	$6,156.5	19%

Operating profit: (f)

Payment Services	$1,001.8	$906.5	11%
Merchant Services	640.0	497.9	29%
Card Issuing Services	386.6	223.9	73%
Subtotal segment operating profit	2,028.4	1,628.3	25%
All Other and Corporate	(51.2)	(52.6)	3%
	1,977.2	1,575.7	25%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates (c)	(118.5)	(103.7)	14%
Divested business (d)	11.2	30.0	NM
Minority interest from segment operations (g)	103.8	84.1	23%
Eliminations (e)	(156.4)	(168.3)	-7%
Interest expense	(96.1)	(76.7)	25%
Items excluded from segment operations (h)	159.0	(33.2)	NM
Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,880.2	$1,307.9	44%

Depreciation & Amortization:

Payment Services	$76.5	$77.2	-1%
Merchant Services	260.5	163.6	59%
Card Issuing Services	186.4	148.7	25%
All Other and Corporate	19.9	20.8	-4%
Divested business	2.7	12.0	-78%
Consolidated depreciation & amortization	$546.0	$422.3	29%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)          Discontinued operations consist of NYCE.

(b)         Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(c)          Excludes equity losses that were recorded in expense of $0.5 million and $2.6 million for the three and nine months ended September 30, 2004 and $1.2 million and $2.3 million for the same periods in 2003, and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value for 2004 and 2003.

(d)         The Company sold its 67%  owned subsidiary, Global Cash Access, (“GCA”) in March 2004. Revenue and operating profit associated with GCA are excluded from segment results. The Merchant Services segment revenue and operating profit were reclassified for 2003 to exclude results from GCA.

(e)          Represents elimination of adjustment to record Payment Services segment revenues and operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)            Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates net of related amortization expense and the allocation of corporate overhead.  Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)         Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below.

(h)         Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended September 30, 2004	Nine months ended September 30, 2004

Restructuring, net	$(14.1)	$(50.9)

Restructuring charges of $14.4 million and $52.6 million were recorded in the three and nine months ended September 30, 2004, offset with reversals of excess restructuring accruals of $0.3 million and $1.7 million for three and nine months, respectively.

Impairments	(0.5)	(7.4)	Impairment charges were recorded for the three and nine months ended September 30, 2004 related primarily to software and goodwill as a result of business restructuring.

Investment gains, net	11.8	9.6	Net investment gains relates to the $12.2 million gain on the sale of a strategic investment offset by losses on e-commerce businesses.

Divestitures, net	—	265.1	Divestitures related to the gain on the sale of GCA and the release of $1.3 million of divestiture accruals related to the expiration of certain contingencies.

Litigation and regulatory settlements	(17.0)	(32.4)	Litigation charges were recorded in the second and third quarters related to the anticipated settlement of a lawsuit associated with the Merchant Services segment.

Other	—	(25.0)	Other related to adjustments for TeleCheck accounting entries that originated primarily during 2002 and 2003.
	(19.8)	159.0
Minority interest	8.1	22.1
	$(11.7)	$181.1
(in millions)	Three months ended September 30, 2003	Nine months ended September 30, 2003

Restructuring, net	$(28.9)	$(28.9)	Restructuring charges of $30.4 million were recorded which were offset with reversals of excess restructuring accruals of $1.5 million.

Impairments	(0.8)	(0.8)	A software impairment charge of $0.8 million was recorded in the third quarter related to the discontinuance of a product offering in the Card Issuing Services segment.

Investment losses, net	(5.1)	(5.3)	Net investment losses of $5.1 million and $5.3 million were recorded in the three and nine months, respectively, primarily related to e-commerce businesses.

Divestitures, net	6.8	6.8	Divestiture reserves of $6.8 million were released in the third quarter related to the passage of certain exposures.

Litigation and regulatory settlements	(5.0)	(5.0)	A litigation charge of $5.0 million was recorded in the third quarter related to a lawsuit associated with the Merchant Services segment.
	(33.0)	(33.2)
Minority interest	2.0	2.2
	$(31.0)	$(31.0)

(i)             The effective tax rate for the nine months ended September 30, 2004 was impacted by the favorable resolution of federal and state issues totaling $29 million.  This non-cash tax benefit was recognized in the second quarter 2004.   The effective tax rate for the three and nine months ended September 30, 2003 was affected by higher than anticipated tax free municipal interest and, to a larger extent, the third quarter 2003 expiration of the statutory examination period for a prior tax year.

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

	2004	2003	Change
At September 30,
Card accounts on file
Domestic cards (a)	389.4	302.2	29%
International cards	34.8	30.1	16%
Total	424.2	332.3	28%

For the Three-Months Ended September 30:

Payment Services transactions:

Consumer-to-consumer money transfer (b)	24.79	20.95	18%

Branded consumer-to-business (c)	36.48	33.61	9%

North America merchant transactions (d)	5,240.9	3,182.3	65%

North America issuer transactions (e)	1,830.1	670.3	173%

For the Nine-Months Ended September 30:

Payment Services transactions:

Consumer-to-consumer money transfer (b)	70.27	58.97	19%

Branded consumer-to-business (c)	108.92	100.06	9%

North America merchant transactions (d)	14,230.7	8,851.3	61%

North America issuer transactions (e)	4,894.8	1,901.5	157%

(a)          Domestic card accounts on file at September 30, 2004 include 20.1 million accounts processed by Concord.

(b)         Consumer-to-consumer money transfer transactions include North America and international consumer money transfer services.

(c)          Branded consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap's Just-in-Time and Equity Accelerator services, and E Commerce Group's Speedpay transactions directly processed by E Commerce Group.

(d)         North America merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions ("EBT"), and processed-only or gateway customer transactions at the point of sale ("POS").  North America merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.    Prior year historical FDC amounts have been adjusted to conform to the current year presentation to include EBT.

(e)          North America issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.